FIRST AMENDING AGREEMENT dated December 7, 2012 (“Amendment #1”) to the Letter Loan Agreement dated June 28, 2011

Borrower:	Pioneer Electrogroup Canada Inc. (“Electrogroup”)

Pioneer Transformers Ltd. (“Transformers”)

Bemag Transformer Inc. (“Bemag”) *

Pioneer Wind Energy Systems Inc. (“Systems”) **

* While 7834080 Canada Inc. appeared on our Letter Loan Agreement dated June 28, 2011, the entity amalgamated into Bemag Transforer Inc. on July 31, 2011 and therefore is no longer a Borrower.
** Participation of Systems to the Letter Loan Agreement will be terminated and access to the Facilities will cancelled on or before December 31st 2012.

Lender:	Bank of Montreal (the “Bank”)

Guarantor:	The Borrowers, Bernard Granby Realty Inc. (“Granby”) and any other present or future Subsidiaries of the Borrowers (collectively, the “Guarantors”)

Reference is made to the June 28, 2011 Letter Loan Agreement (the “Agreement”) by which the Bank agreed to establish certain credit facilities in favour of the Borrower. Following a recent review of the terms and conditions established in the Agreement, the Bank has agreed to amend the Fee section, found on page 11 of the Agreement and which now reads as follows:

FEES:

The Borrowers undertake to pay the following fees to the Bank:

-  All standard fees relating to banking operations and treasury management unless otherwise confirmed by the Bank from time to time.

-  A non-refundable Facility Fee of CDN$50,000 representing 50bps on the Facility C commitment amount which was paid on the date of the signature of the Letter Loan Agreement.

This Amendment #1 is hereby incorporated into and made a part of the Agreement, the terms and provisions of which, except to the extent modified by this Amendment #1 is ratified and confirmed and continue unchanged in full force and effect. The Borrower acknowledges and agrees that it has no defences, setoffs, counterclaims or deductions of any nature with respect to their obligations to Bank. Any reference to the Agreement in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Agreement as amended by this Amendment #1. The Agreement and this Amendment #1 shall be construed as integrated and complementary of each other, and augmenting and not restricting Bank's powers, rights, remedies and security. All the capitalized terms used by that are not defined herein shall have the meaning ascribed thereto in the Agreement.

The parties agree and covenant that this Amendment #1 shall not constitute or create a novation of the respective obligations of the parties under the Agreement or any other document. The Borrower confirms that the Security Documents constituted in favor of the Bank by the Borrower are expressly reserved and remain in full force and effect without novation.

Yours truly,

Bank of Montreal

By:           /s/ Peter Clair

(duly authorized)

ACCEPTANCE

We hereby accept the foregoing amendment.

Signed in Fort Lee, NJ this 7th day of December 2012

BORROWERS

PIONEER ELECTROGROUP CANADA INC.,

herein acting and represented by its shareholder

PIONEER POWER SOLUTIONS, INC.

By: /s/ Nathan Mazurek

Nathan Mazurek

President

PIONEER TRANSFORMERS LTD.

By: /s/ Nathan Mazurek

Nathan Mazurek

President

PIONEER WIND ENERGY SYSTEMS INC.,

herein acting and represented by its shareholder

PIONEER ELECTROGROUP CANADA INC.

By: /s/ Nathan Mazurek

Nathan Mazurek

Chairman

BEMAG TRANSFORMER INC.

By: /s/ Nathan Mazurek

Nathan Mazurek

President

The undersigned, acting as guarantor, hereby accepts the foregoing terms and conditions and agrees to be bound thereby.

Signed in Fort Lee, NJ this 7th day of December 2012

GUARANTOR

BERNARD GRANBY REALTY INC.

By: /s/ Nathan Mazurek

Nathan Mazurek

President